EXHIBIT 10.2
CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT is as of this 16th day of December, 2015 (the “Initial Effective Date”), between Provident Financial Services, Inc. (the “Company”), a Delaware corporation, and the holding company of The Provident Bank (the “Bank”), and Christopher Martin (the “Executive”). The Company and the Bank are sometimes collectively referred to as the “Employers”.
WITNESSETH
WHEREAS, the Executive is presently an officer of the Bank;
WHEREAS, the Company desires to be ensured of the Executive’s continued active participation in the business of the Bank and the Company; and
WHEREAS, the Company and the Executive entered into a change in control agreement on September 23, 2009 (“Prior Agreement”),; and
WHEREAS, the parties hereto desire to enter into this Agreement, which shall supersede and replace the Prior Agreement; and
WHEREAS, in order to induce the Executive to remain in the employ of the Company and the Bank and to provide further incentive to achieve the financial and performance objectives of the Company and the Bank, the parties have specified the severance benefits which shall be due the Executive in the event that his employment with the Bank or the Company is terminated under specified circumstances.
NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:
1.    DEFINITIONS
The following words and terms shall have the meanings set forth below for the purposes of this Agreement:
(a)    Annual Compensation. The Executive’s “Annual Compensation” for purposes of this Agreement shall be deemed to mean the highest level of aggregate base salary and other cash compensation earned by the Executive (including cash compensation deferred at the election of the Executive) (i) with respect to the calendar year in which the Date of Termination occurs (determined on an annualized basis), or (ii) either of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs, whichever is greater. For purposes of this definition, payments of deferred compensation shall be disregarded when paid and deferral of compensation at the Executive’s election shall be included as compensation exclusively in the year of deferral.
(b)    Cause. Termination of the Executive’s employment for “Cause” shall mean termination because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, material breach of the Company’s or the Bank’s Code of Business Conduct and Ethics, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or willfully engaging in actions that in the reasonable opinion of the Company’s Board of Directors (“Board of Directors”) will likely cause substantial financial harm or substantial injury to the business reputation of the Company or the Bank. For purposes of this paragraph, no act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Employers. Executive’s employment shall not be terminated for “Cause” in accordance with this paragraph for any act or action or failure to act which is undertaken or omitted in accordance with a resolution of the Company’s Board of Directors or upon advice of the Company’s counsel.
(c)    Change in Control. “Change in Control” shall mean the occurrence of any of the following events:
(i)     consummation of a transaction that results in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:
(A)    at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and
(B)    at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;
(ii)    the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;
(iii)    a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;
(iv)    the occurrence of any event if, immediately following such event, members of the Company’s Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company’s Board of Directors:
(A)    individuals who were members of the Company’s Board of Directors on the Initial Effective Date; or
(B)    individuals who first became members of the Company’s Board of Directors after the Initial Effective Date either:
(1)    upon election to serve as a member of the Company’s Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or
(2)    upon election by the shareholders of the Company to serve as a member of the Company’s Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination; provided that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company’s Board of Directors; or
(v)    any event which would be described in Section 1(c)(i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein and the term “Bank’s Board of Directors” were substituted for the term “Company’s Board of Directors” therein. In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 1(c), the term “person” shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.
(d)    Code. “Code” shall mean the Internal Revenue Code of 1986.
(e)    Date of Termination. “Date of Termination” shall mean (i) if the Executive’s employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination.
(f)    Disability. Termination by the Employers of the Executive’s employment based on “Disability” shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.
(g)    Good Reason. Termination by the Executive of the Executive’s employment for “Good Reason” shall mean termination by the Executive following a Change in Control based on:
(i)    Without the Executive’s express written consent, the assignment by the Company or the Bank to the Executive of any duties which are materially inconsistent with the Executive’s positions, duties, responsibilities and status with the Employers immediately prior to a Change in Control, or a material change in the Executive’s reporting responsibilities, titles or offices as an officer and employee and as in effect immediately prior to such a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive’s employment for Cause, Disability or Retirement or as a result of the Executive’s death or by the Executive other than for Good Reason;
(ii)    Without the Executive’s express written consent, a reduction in the Executive’s base salary or award opportunity under the Employers’ incentive compensation plans or arrangements as in effect immediately prior to the date of the Change in Control or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive as in effect immediately prior to the date of the Change in Control;
(iii)    A change in the Executive’s principal place of employment by a distance in excess of 25 miles from its location immediately prior to the Change in Control;
(iv)    Any purported termination of the Executive’s employment for Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

(v)    The failure by the Company to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.
Notwithstanding the foregoing, prior to any termination of employment for Good Reason, Executive must first provide written notice to the Company within 90 days following the initial existence of the condition, describing the existence of such condition, and the Company shall thereafter have the right to remedy the condition within 30 days of the date of the Company received written notice from Executive, but the Company may waive its right to cure. If the Company remedies the condition within such 30 day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Company does not remedy the condition within such 30 day cure period, then Executive may deliver a Notice of Termination for Good Reason at any time within 60 days following the expiration of such cure period.
(h)    IRS. IRS shall mean the Internal Revenue Service.
(i)    Notice of Termination. Any purported termination of the Executive’s employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written “Notice of Termination” to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers’ termination of the Executive’s employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 10 hereof.
(j)    Retirement. “Retirement” shall mean termination of Executive’s employment (a) at age 65 or in accordance with any retirement policy established with Executive’s consent with respect to him or (b) at such later time as the Company’s Board of Directors or an authorized committee thereof may determine. Upon termination of Executive upon Retirement, no amounts or benefits shall be due Executive under this Agreement, and the Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.
2.    TERM OF AGREEMENT
The term of this Agreement shall be for thirty-six (36) months, commencing on the Initial Effective Date. On April 1st of each calendar year that begins on or after the Initial Effective Date, the Agreement shall renew for an additional year such that the remaining term shall be thirty-six (36) full calendar months beginning on such April 1st. References herein to the term of this Agreement shall refer both to the initial term and successive terms. A Notice of Termination shall also be presumed to constitute a notice of termination of this Agreement.
3.    BENEFITS UPON TERMINATION
If the Executive’s employment by the Company or the Bank is terminated subsequent to a Change in Control and during the term of this Agreement by (i) the Company or Bank for other than Cause, Disability, Retirement or the Executive’s death or (ii) the Executive for Good Reason, then the Company or the Bank shall:
(a)    pay the Executive his earned but unpaid base salary through the Date of Termination, to be paid not later than the date on which such base salary would ordinarily have been paid;

(b)    pay to the Executive the annual bonus (if any) to which he is entitled under any cash-based annual bonus or performance compensation plan in effect for the year in which his termination occurs, to be paid at the same time and on the terms and conditions (including but not limited to achievement of performance goals) applicable under the relevant plan;
(c)     provide the benefits (if any) due to the Executive as a former employee other than pursuant to this Agreement under the Bank’s and the Company’s compensation and benefits plans (the items described in Sections 3(a), (b) and (c), the “Standard Termination Entitlements”);
(d)    pay to the Executive, in a lump sum on the Date of Termination, a cash severance amount equal to three (3) times the Executive’s Annual Compensation (the “Additional Severance Payment”), and
(e)    provide, for a period of three years following the Date of Termination, at no cost to the Executive, coverage of Executive (and family, if applicable) under all group insurance, life insurance, health and accident insurance and disability insurance and other insurance programs or arrangements offered by the Bank and the Company in which the Executive was entitled to participate immediately prior to the Date of Termination. To the extent the Bank or the Company determines in good faith it is not practicable to provide in-kind coverage, it shall pay Executive a cash lump sum payment reasonably estimated to equal the value of such in-kind benefits that would have been provided for three years following the Date of Termination. Such payment shall be made to Executive on the Date of Termination. The reimbursement payment payable under this Section 3(e) shall include an additional amount calculated by the Bank or the Company, in its reasonable discretion, to reflect the aggregate amount of federal, state and local income and payroll taxes, if any, incurred by the Executive with respect to the reimbursement payment.
4.    NO MITIGATION, EXCLUSIVITY OF BENEFITS
(a)    The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise. The amount of severance to be provided pursuant to Section 3 hereof shall not be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.
(b)    The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

5.    WITHHOLDING.
All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.
6.    NATURE OF EMPLOYMENT AND OBLIGATIONS
(a)    Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may terminate the Executive’s employment at any time, subject to providing: (i) any payments specified herein in accordance with the terms hereof, or (ii) any payments and benefits required under any other agreement to which Executive is a party.

(b)    Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.
7.    SOURCE AND ALLOCATION OF PAYMENTS
All monetary payments and non-monetary benefits provided in this Agreement shall be timely paid in cash or check, or otherwise provided for, from the general funds of (a) the Company or (b) to the extent provided under an agreement between the Company and the Bank governing the allocation of expenses, the Bank, it being the intent of this Agreement to provide for the aggregate compensation due to the Executive for all services provided by him to the Bank and/or the Company.
8.    NO ATTACHMENT
(a)    Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.
(b)    This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Bank, the Company and their respective successors and assigns.
9.    ASSIGNABILITY
The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Employers may hereafter merge or consolidate or to which either of the Employers may transfer all or substantially all of its respective assets, if, in any such case, said corporation, bank or other entity shall assume all obligations of the Company hereunder in writing as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

1.	NOTICE
For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:
To the Company:
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To the Bank:

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To the Executive:
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11.    AMENDMENT; WAIVER
No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Company to sign on their behalf; provided, however, that this Agreement shall be subject to amendment in the future in such manner as the Company shall reasonably deem necessary or appropriate to effect compliance with Section 409A and the regulations thereunder and to avoid the imposition of penalties and additional taxes under Section 409A, it being the express intent of the parties that any such amendment shall not diminish the economic benefit of the Agreement to the Executive on a present value basis. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
12.    GOVERNING LAW
The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.
13.    HEADINGS
The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
14.    VALIDITY
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

15.    COUNTERPARTS
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
16.    MISCELLANEOUS PROVISIONS
(a)    This Agreement does not create any obligation on the part of the Bank or the Company to make payments to (or to employ) Executive unless a Change in Control of the Bank or the Company shall have occurred. Following a Change in Control, Executive’s employment may be terminated at any time, but any termination, other than a termination for Cause, shall not prejudice the Executive’s right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 1(b) hereof.
(b)    Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C.Section 1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.
17.    REINSTATEMENT OF BENEFITS AFTER REGULATORY ACTION
In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by an action of a regulatory agency having jurisdiction over the Bank during the term of this Agreement and a Change in Control, as defined herein, occurs, the Employers will assume their obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement only upon the Bank’s (or its successors) receipt of a dismissal of the charges by the regulatory agency.
18.    ARBITRATION
Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Company within fifty (50) miles from the location of the Company’s main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement, other than in the case of a termination for Cause.
19.    PAYMENT OF COSTS AND LEGAL FEES
All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company or the Bank (in accordance with Section 7 hereof) if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement in the Executive’s favor. Such payment or reimbursement shall be made no later than the last day of the calendar year following the calendar year in which the Executive incurs the expense or, if later, within sixty (60) days after the settlement or resolution that gives rise to the Executive’s right to reimbursement; provided, however, that the Executive shall have submitted to the Company documentation supporting such expenses at such time and in such manner as the Company may reasonably require.
20.    CONFIDENTIALITY

Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the New Jersey Department of Banking and Insurance, the Federal Deposit Insurance Corporation, or other bank regulatory agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company, and Executive may disclose any information regarding the Company or the Bank which is otherwise publicly available or which exercise is otherwise legally required to disclose. In the event of a breach or threatened breach by the Executive of the provisions of this Section 20, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.
21.    ENTIRE AGREEMENT
This Agreement embodies the entire agreement between the Company and the Executive with respect to the matters agreed to herein. All prior agreements between the Company and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.
22.    INTERNAL REVENUE CODE SECTION 409A
The Employers and the Executive acknowledge that each of the payments and benefits to the Executive under this Agreement must either comply with the requirements of Section 409A of the Code and the regulations thereunder or qualify for an exception from compliance. To that end, the Employers and the Executive agree that:
(a)    the legal fee reimbursements described in Section 19 are intended to satisfy the requirements for a “reimbursement plan” described in Treasury Regulation Section 1.409A-3(i)(1)(iv)(A) and shall be administered to satisfy such requirements;
(b)    the life, medical, dental and disability coverage described in Section 3 are intended (A) if furnished in-kind, to be exempt from compliance with Section 409A of the Code as a welfare benefit plan described in Treasury Regulation Section 1.409A-1(b)(5) and (B) if furnished by reimbursement, to satisfy the requirements for a “reimbursement or in-kind benefit plan” described in Treasury Regulation section 1.409A-3(i)(1)(iv)(A) and shall be administered to satisfy such requirements;
(c)    the Standard Termination Entitlements payable upon termination of employment described in Section 3 are intended to be exempt from Section 409A of the Code pursuant to Treasury Regulation Section 1.409A-1(b)(3) as payments made pursuant to the Employers’ customary payment timing arrangements.

All other payments and benefits due to the Executive under this Agreement on account his termination of employment that are not exempt from Section 409A of the Code shall not be paid prior to, and shall, if necessary, be deferred to and paid on the later of the earliest date on which the Executive experiences a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)) and, if the Executive is a specified employee (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of his separation from service, the first day of the seventh month following his separation from service. All such deferred amounts shall be deposited in a grantor trust which meets the requirements of Revenue Procedure 92-65 (as amended or superseded from time to time), the trustee of which shall be a financial institution selected by the Employers with the approval of the Executive (which approval shall not be unreasonably withheld or delayed), pursuant to a trust agreement, the terms of which are approved by the Executive (which approval shall not be unreasonably withheld or delayed) (the “Rabbi Trust”), and payments made shall include earnings on the investments made with the assets of the Rabbi Trust, which investments shall consist of short-term investment grade fixed income securities or units of interest in mutual funds or other pooled investment vehicles designed to invest primarily in such securities.
[Signature Page Follows]
IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.
ATTEST:    PROVIDENT FINANCIAL SERVICES, INC.

______________    By: _____________
Corporate Secretary

Witness:    EXECUTIVE:

_______________     ______________
Christopher Martin